Appendix II

EXHIBIT A
COMMON STOCK PURCHASE WARRANT

THIS WARRANT MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT AS OTHERWISE DESCRIBED BELOW

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT"), OR ANY STATE SECURITITES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No.______

TIMBERLINE RESOURCES CORPORATION
(Incorporated under the laws of the State of Idaho)

VOID AFTER 5:00 P.M., PACIFIC STANDARD TIME, JANUARY 31ST,2008
Warrant to Purchase_____________Shares of Common Stock Dated_______________, 2006
(Two warrants are required to purchase one share of common stock at $1.00.)

WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED, ______________________________ (the "Holder") is entitled to purchase from Timberline Resources Corp., and Idaho Corporation (the "Company"), subject to the terms and conditions set forth in this Warrant, up to ________________ fully paid and nonassessable shares of common stock (the "Common Stock"), of the Company, at any time commencing on the date hereof (the "Commencement Date") and expiring at 5:00 P.M. Pacific Standard Time, on January 31st, 2008, (the "Expiration Date"). The price for each share of Common Stock purchased hereunder is $1.00 per share until expiration of this Warrant (the "Purchase Price").

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1. EXERCISE OF WARRANT

A. MANNER OF EXERCISE. This Warrant may be exercised in whole at any time, or in part from time to time, during the period commencing on the Commencement Date and expiring on the Expiration Date or, if any such day is a day on which banking institutions in the City of Cocur d'Alene, Idaho, are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office with the Subscription Form attached hereto duly executed and accompanied by

payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Purchase Price for the number of shares specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue or delivery of shares of Common Stock upon exercise of this Warrant. Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date.

B. ISSUANCE OF CERTIFICATES. As soon as practicable after the exercise of a Warrant, the Company shall issue to the Holder a certificate or certificates for the number of full shares of Common Stock to which the Holder is entitled, registered in such name or names as may be directed by the Holder, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares of Common Stock as to which such Warrant shall not have been exercised shall be issued. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities is then currently effective or an exemption thereunder is available. Warrants may not be exercised by, or securities issued to, any Holder in any state in which such exercise would be unlawful.

2. RESERVATION OF SHARES. The Company will at all times reserve for issuance and deliver upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities and property) from time to time receivable upon exercise of this Warrant. All such shares (and other securities and property) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all preemptive rights.

3. NO-FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest, determined as follows:

If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The Nasdaq National Market or The Nasdaq SmallCap Market or the OTC Bulletin Board, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of such Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of such Warrant; or

If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

4. STOCK DIVIDENDS; SPLIT-UPS. If after the issuance of the Warrants, and subject to the provisions herein the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective day thereof, the number of shares issuable upon the exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Purchase Price shall be correspondingly decreased.

5. AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions herein, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then after the effective date of such consolidation, combination or reclassification, the number of shares issuable upon exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Purchase Price shall be correspondingly increased.

6. REORGANIZATION, ETC. If after the date hereof any capital reorganization or reclassification of the Common Stock, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and fair provision shall be made whereby the registered holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the securities of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the registered holders to the end that the provisions hereof (including, without limitation, provision for adjustments of the Purchase Price and of the number of shares of Common Stock purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Company the obligation to deliver to the registered holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

7. FORM OF WARRANT. This Warrant Certificate need not be changed because of any adjustment pursuant to the terms herein, and Warrants issued after such adjustment may state the same Purchase Price and the same number of shares as is stated in the Warrant Certificate. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed. Two warrants are required to purchase one share of common stock at $1.00.

8. TRANSFER OF WARRANTS. The Warrants are not transferable, other than by will or by the laws of descent and distribution. Subject to the foregoing limitations, the Company shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.

9. RESTRICTED SECURITIES. This Common Stock Purchase Warrant and the shares of Common Stock issuable upon exercise of this Common Stock Purchase Warrants have not been registered under the Act or any similar state securities laws. These securities cannot be sold or transferred by an investor unless they are subsequently registered or an exemption from registration is available at the time of transfer. The Company will not undertake to register the Securities. Investors will not be able to require registration of the Shares for public sale, nor are investors guaranteed the ability to use Rule 144 for exempt resales under the Act. For the purpose of resales under Rule 144, the holding period of the Shares of Common Stock acquired upon the exercise of Common Stock Purchase Warrants will commence on the date of exercise of this Warrant, not on the date on which the Warrant was originally acquired. A restricted legend shall be placed upon each share certificate acquired upon exercise of this Warrant.

10. RIGHTS AS STOCKHOLDERS. Prior to the exercise of any Warrant represented hereby, the Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, to exercise any preemptive rights, to consent or to receive notice as stockholders of the Company with respect to the meetings of stockholders or the election of directors of the Company or any other matter.

11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnify or otherwise as it may in its discretion impose (which shall, in the case of mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

12. GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Idaho without giving effect to conflicts of laws.

13. NOTICE. Notices and other communications to be given to the Holder of the Warrant evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Company, and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, to the Company at P.O. Box 5034, Spokane, Wa. 99205, Attn: John Swallow, CEO, or at such other address as the Company shall have designated by written notice to the registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail as herein provided.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

TIMBERLINE RESOURCES CORPORATION

By:________________________________

John Swallow, CEO and Chairman

Exercise Notice
(to be signed only upon exercise of Warrant)

TO: **TIMBERLINE RESOURCES CORPORATION**

The Holder of the attached warrant hereby irrevocable elects to exercise the purchase rights represented by the warrant for, and to purchase there under, ______________________ shares of common stock of Timberline Resources Corporation, and herewith makes payment there for, and requests that the certificate(s) for such shares be delivered to the Holder at:

____

____

____

If acquired without registration under the Securities Act of 1933, as amended ("Securities Act"), the Holder represents that the Common Stock is being acquired without a view to, or for, resale in connection with any distribution thereof without registration or other compliance under the Securities Act and applicable state statutes, and that the Holder has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking. The Holder understands that the Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Common Stock may, under certain circumstances, be inconsistent with these exemptions. The Holder acknowledges that the Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available. The certificates representing the Common Stock will bear a legend restricting transfer, except in compliance with applicable federal and state securities statutes.

The Holder agrees and acknowledges that this purported exercise of the warrant is conditioned on, and subject to, any compliance with requirements of applicable federal and state securities laws deemed necessary by the Company.

DATED this ________ day of ______________________________, __________.

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Signature

Transfer Form

FOR VALUE RECEIVED, ______________________________
hereby sell, assign, and transfer unto

____

____

____

warrants to purchase shares of the Common Stock of Timberline Resources Corporation, represented by the within instrument, and do hereby irrevocably constitute and appoint:

____

to transfer said warrants stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________________, ______________.

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In presence of

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